Exhibit 99.1

NEWS RELEASE Contact: Jim Fanucchi, Summit IR Group, Inc. Phone Number: (408) 404-5400 Email: ir@globalscape.com

GlobalSCAPE to Announce Third Quarter 2012

Financial Results on Tuesday, November 13, 2012

SAN ANTONIO, Texas, November 6, 2012 — GlobalSCAPE, Inc. (NYSE MKT: GSB), a leading developer of secure information exchange solutions, today announced that it will report financial results for its third quarter 2012 on Tuesday, November 13, 2012 at 3:30 p.m. Central Time.

Date: Tuesday, November 13, 2012

Time: 4:30 p.m. ET/3:30 p.m. CT

Dial-in: (877) 941-4774

Conference ID: 4574727

A webcast of the conference call will be available in the Investor Relations section of GlobalSCAPE’s website at www.globalscape.com. A webcast replay will be available on the Company’s website through December 13, 2012.

About GlobalSCAPE

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT:GSB) is a leading provider of software and services that enable customers to access and share information quickly, securely, and reliably. Beginning in 1996 with its CuteFTP® product, GlobalSCAPE has been helping businesses and consumers – including 15,000 companies in more than 150 countries – facilitate cost-effective, secure information exchange. With its 2011 acquisition of Seattle-based TappIn, Inc., GlobalSCAPE also offers customers the ability to access and share documents, pictures, videos, and music – anytime, from anywhere – easily and securely, without the need for uploading, syncing, or paying for cloud storage. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2011 calendar year, filed with the Securities and Exchange Commission on March 29, 2012.